         FIFTH AMENDMENT TO AMENDED EMPLOYMENT AGREEMENT

This Fifth Amendment made effective as of December 13, 2007, between ANTHONY SPIER (“Employee”) and
WELLS-GARDNER ELECTRONICS CORPORATION, an Illinois corporation (“Company”).

WHEREAS Employee and Company entered into an Amended Employment Agreement effective as of February
 29, 1996, as amended by that certain First Amendment to Amended Employment Agreement dated as of
February 10, 1999; and as amended by resolution of the Compensation Committee at its April 24, 2001 meeting;
and as amended by that certain Second Amendment dated as of February 11, 2002; as amended by that certain
Third Amendment dated as of December 18, 2002; and as further amended by that certain Fourth Amendment dated as of February 8, 2005 (as so amended, the “Employment Agreement”); and

WHEREAS Employee and Company desire to further amend the Employment Agreement in accordance with the specific terms and provisions set forth in this Fifth Amendment.

NOW, THEREFORE, in consideration of the premises hereto and consideration, the receipt and sufficiency of which is hereby acknowledged, Employee and Company hereby amend the Employment Agreement as follows:

Paragraph 3 is hereby amended in its entirety to read as follows:

“3.	Term. The term of Employee’s employment hereunder shall be until December 31, 2011.”

EXCEPT AS AMENDED HEREBY, the Employment Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment as of the day and year first above written.

Company:

WELLS-GARDNER ELECTRONICS CORPORATION
An Illinois Corporation

/s/ Marshall L. Burman
By:	Marshall L. Burman
Title:	Chairman, Compensation Committee
Dated:	January 9, 2008

Employee:

/s/ Anthony S. Spier
Anthony S. Spier